UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2024 (May 17, 2024)

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Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2024, Volcon, Inc. (the “Company”) entered into separate warrant amendment agreements (collectively, the “Warrant Amendment”) with the holders of a majority-in-interest of the holders of the Company’s Series B warrants issued on November 17, 2023 (the “Series B Warrants”). Pursuant to the Warrant Amendment, all outstanding Series B Warrants were amended to delete the following sections: (i) a provision providing for the adjustment of the exercise price and number of shares issuable pursuant to the Series B Warrants if the Company completed a future offering at a price per share less the exercise price of the Series B Warrants then in effect; and (ii) a provision providing for the adjustment of the exercise price and number of shares issuable pursuant to the Series B Warrants if price of the Company’s common stock after the completion of a share split, share dividend, share combination, recapitalization or other similar transaction is less the exercise price of the Series B Warrants then in effect. In addition, the Warrant Amendment provides that the holders may also exercise the Series B Warrants on a cashless basis and receive an aggregate number of shares equal the product of the aggregate number of shares of common stock that would be issuable upon exercise of the Series B Warrants by means of a cash exercise rather than a cashless exercise, multiplied by 0.81.

On May 17, 2024, after giving effect to the Warrant Amendment, the Company and certain holders of Series B Warrants to purchase an aggregate of 13,777,011 shares of common stock (the “Holders”) entered into separate exchange agreements (the “Agreements”) pursuant to which the Company agreed to exchange the Series B Warrants held by the Holders for shares of Company common stock (or, at the option of the Holder, pre-funded warrants) at a ratio of 0.81 shares of Company common stock (or, at the option of the Holder, pre-funded warrants) for each whole Series B Warrant.

The issuance of the Company common stock (or pre-funded warrants) was made in reliance on the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended. The Series B Warrants were previously registered on the Form S-1 (file number 333-274800).

The form of Warrant Amendment and Agreement have been attached as exhibits to this Current Report on Form 8-K to provide security holders with information regarding their terms. Except for their status as contractual documents that establish and govern the legal relations between the parties with respect to the transaction described above, the documents are not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the parties to the agreements, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, because they were only made as of the date of the agreements. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Warrant Amendment and Agreement is not complete and each is qualified in its entirety by reference to the full text of the documents, copies of which are filed as Exhibit 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities.

The information in Item 1.01 is incorporated herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information in Item 1.01 is incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
4.1	Form of Warrant Amendment
4.2	Form of Pre-Funded Warrant to Purchase Common Stock
10.1	Form of Exchange Agreement by and among the Company and certain Holders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: May 17, 2024	/s/ Greg Endo
Greg Endo Chief Financial Officer

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